SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THERASENSE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of TheraSense, Inc., a Delaware corporation (the “Company”), will be held at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, on May 9, 2003, at 2:00 p.m., Pacific time, for the following purposes:

1.	To elect Ross A. Jaffe, M.D., Jonathan T. Lord, M.D. and W. Mark Lortz as Class II directors of the Company, each to serve until the 2006 Annual Meeting or until their respective successors have been elected or appointed.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 10, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Robert D. Brownell

Vice President, General Counsel and Secretary

Alameda, California

March 27, 2003

This Proxy Statement is dated March 27, 2003, and was first mailed to stockholders on or about April 4, 2003.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

THERASENSE, INC.

1360 South Loop Road

Alameda, CA 94502

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TheraSense, Inc., a Delaware corporation (the “Company”), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, on May 9, 2003, at 2:00 p.m., Pacific time, and any adjournment or postponement thereof.

This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002, including consolidated financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 4, 2003.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention: Robert Brownell, Vice President, General Counsel and Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

The close of business on March 10, 2003, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 40,872,514 shares of Common Stock outstanding held of record by approximately 214 stockholders.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the Annual Meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, email or facsimile. In addition, the Company may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $2,500 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company currently has eight authorized directorships. In accordance with the terms of the Company’s amended and restated certificate of incorporation, the terms of office of the directors are divided into three classes:

•	Class I, (elected at the 2002 Annual Meeting) whose term will expire at the 2005 Annual Meeting;

•	Class II, whose term will expire at the 2003 Annual Meeting; and

•	Class III, whose term will expire at the 2004 Annual Meeting.

The Class I directors are Rod F. Dammeyer and Charles T. Liamos, the Class II directors are Mark J. Gainor, Ross A. Jaffe, M.D. and W. Mark Lortz, and the Class III directors are Michael M. McNamara, Robert R. Momsen and Richard P. Thompson. At each Annual Meeting, or special meeting in lieu thereof, after the initial classification of the Board, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third Annual Meeting following election or special meeting held in lieu thereof. There are no family relationships among any of the Company’s directors and executive officers.

Nominees for Class II Directors

Mark J. Gainor has decided not to seek re-election to the Board as a Class II director. The Company thanks Mr. Gainor for his valuable contributions to the Company and wishes Mr. Gainor the best of luck with his future endeavors. The Board has nominated the three persons named below to serve as Class II directors until the 2006 Annual Meeting at which Class II directors are elected or until their successors are duly elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute. The Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the Company’s nominees for Class II directors and their ages as of March 1, 2003 are set forth below:

Name of Director	Age
W. Mark Lortz	51
Ross A. Jaffe, M.D.	44
Jonathan T. Lord, M.D.	48

W. Mark Lortz has served as the Company’s President and Chief Executive Officer since December 1997 and as Chairman of the Board since October 1998. From July 1991 to October 1997, Mr. Lortz held several positions at LifeScan, Inc., a division of Johnson & Johnson, a diversified health care company, including Vice President, Operations and Group Vice President, Worldwide Business Operations and International Franchise Development. Mr. Lortz holds an M.B.A. in Management from Xavier University and a B.S. in Engineering Science from Iowa State University.

Ross A. Jaffe, M.D. has served on the Board since October 1998. Dr. Jaffe joined Brentwood Venture Capital, a private venture capital firm, in August 1990, and continues to serve as a Managing Member of

Brentwood VIII Ventures LLC, the general partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P. Dr. Jaffe is a Managing Director of Versant Ventures, a health care-focused venture capital firm that was formed in November 1999. Dr. Jaffe holds an M.D. from the Johns Hopkins University School of Medicine and completed his residency in internal medicine at the University of California, San Francisco. He received an M.B.A. from Stanford University and an A.B. in Policy Studies from Dartmouth College.

Jonathan T. Lord, M.D. joined Humana Inc., a health benefits company, in April 2000, and currently serves as Humana’s Senior Vice President and Chief Clinical Strategy and Innovation Officer. From October 1999 to April 2000, Dr. Lord served as President of Health Dialog, a health information provider. From April 1997 to October 1999, he served as Chief Operating Officer of the American Hospital Association, a national organization that represents hospitals, health care networks and their patients. Dr. Lord holds a M.D. from the University of Miami and a B.S. in Chemistry from the University of Miami.

Class I Directors

The names of the Company’s Class I directors and their ages as of March 1, 2003, are set forth below:

Name of Director	Age
Rod F. Dammeyer	62
Charles T. Liamos	43

Rod F. Dammeyer is the president of CAC, llc, a private company offering capital investment and management advisory services. From 1995 until his retirement in June 2000, Mr. Dammeyer was a managing partner of Equity Group Investments, Inc., a corporate investment company. Mr. Dammeyer is also the former Vice-Chairman of Anixter International, a leading distributor of communication products. Mr. Dammeyer is a member of the boards of directors of GATX Corporation, Stericycle, Inc., and TeleTech Holdings, Inc., in addition to several private companies. He is also a trustee of Van Kampen Closed-End Funds and the University of Chicago Hospitals and Health Systems. Mr. Dammeyer holds a B.S. degree in Accounting from Kent State University.

Charles T. Liamos has served as the Company’s Chief Operating Officer and Chief Financial Officer since November 2001, as the Company’s Vice President and Chief Financial Officer from July 1999 to November 2001, and as the Company’s Director of Purchasing and Finance from April 1998 to July 1999. From May 1995 to April 1998, Mr. Liamos was Director, Worldwide Sourcing at LifeScan, Inc., a division of Johnson & Johnson, a diversified health care company. He holds a B.S. in Business Administration from the University of Vermont and is a graduate of the General Electric Financial Management Program.

Class III Directors

The names of the Company’s Class III directors and their ages as of March 1, 2003, are set forth below:

Name of Director	Age
Michael M. McNamara	46
Robert R. Momsen	56
Richard P. Thompson	51

Michael M. McNamara has served on the Board since May 1997. He has served as Chief Operating Officer of Flextronics International Ltd., an electronics manufacturing services provider, since November 2001, and as Flextronic’s President, Americas Operations from April 1994 to October 2001. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University.

Robert R. Momsen has served on the Board since October 1998. Since August 1982, Mr. Momsen has been a general partner at Interwest Partners. While Mr. Momsen is not a general partner of Interwest VII and VIII, he continues as a general partner of Interwest IV, V and VI. He currently serves as a director of Corixa Corporation in addition to three private companies. Mr. Momsen graduated with a B.S. in engineering from Stanford in 1968 and a M.B.A from Stanford in 1972.

Richard P. Thompson has served on the Board since November 1998. He has been President, Chief Executive Officer and a director of Aradigm Corporation, a developer of pulmonary drug delivery systems, since 1994 and was Chief Financial Officer of Aradigm from April 1996 until December 1996. He was named Chairman of the Board of Aradigm in August 1999. From 1991 to 1994, Mr. Thompson was President of LifeScan, Inc. In 1981, Mr. Thompson founded LifeScan, Inc., which was sold to Johnson & Johnson in 1986. Mr. Thompson holds a B.S. in biological sciences from the University of California, Irvine and an M.B.A. from California Lutheran University.

Meetings and Committees of the Board of Directors

The Board held five meetings during 2002. Each director attended at least 75% of the meetings of the Board and the committees on which they served. The Board has an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee is composed entirely of directors who are independent as that term is defined in the Nasdaq listing standards and Section 301 of the Sarbanes Oxley Act of 2002. Pursuant to the Company’s Corporate Governance Guidelines, each meeting of the Board and committees of the Board includes a session of the directors without the attendance of any officer of the Company. The non-management director sessions of the Board meetings are presided over by the Company’s Lead Director, Mr. Momsen. Stockholders and employees who wish to communicate directly with the Company’s independent directors may address their letters to the Lead Director, c/o Robert D. Brownell, Secretary, TheraSense, Inc., 1360 South Loop Road, Alameda, CA 94502. The Board no longer has a stock option committee and the stock option committee took no actions in 2002 prior to its termination in August.

The audit committee, which consists of Messrs. Dammeyer (Chairman) and Thompson and Dr. Jaffe, held five meetings during 2002. The audit committee reviews and monitors the Company’s consolidated financial statements and assists the Board in fulfilling its responsibility for oversight of the accounting, internal control, auditing and financial reporting practices of the Company. In addition, the Audit Committee makes recommendations to the Board regarding the selection of independent accountants, consults with, and reviews the audit services provided by the Company’s independent accountants and preapproves the non-audit services provided by the Company’s independent accountants. The audit committee operates pursuant to a written charter that has been approved and adopted by the Board. A copy of the charter is included as Appendix A to this Proxy Statement.

The compensation committee, which consists of Dr. Jaffe (Chairman) and Mr. Momsen, held one meeting and acted three times by unanimous written consent during 2002. The compensation committee reviews and approves the compensation and benefits of our executive officers, reviews the compensation policy for directors and reviews the general compensation guidelines and goals for the Company’s employees. The compensation committee also administers our stock plans and employee benefit plans. The compensation committee operates pursuant to a written charter that has been approved and adopted by the Board.

The nominating and corporate governance committee, which consists of Mr. Momsen (Chairman) and Mr. Gainor, held one meeting during 2002. The nominating and corporate governance committee identifies and recommends individuals for membership on the Board and service on committees of the Board. In addition, the nominating and corporate governance committee oversees an annual evaluation of the progress and effectiveness of the Board and its committees. The nominating and corporate governance committee operates pursuant to a written charter that has been approved and adopted by the Board. The nominating and corporate governance committee will consider for nomination to the Board candidates suggested by the stockholders, provided that such recommendations are delivered to the Company in accordance with Section 2.2 of the Company’s amended and restated bylaws and not later than the deadline for submission of stockholder proposals. See “DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING.”

Compensation of Directors

Non-employee directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings. Directors did not receive any cash compensation for services provided in that capacity in the last fiscal year. Beginning in 2003, each non-employee director will receive $30,000 per year payable quarterly and each non-employee director who is a committee chairman will receive an additional $5,000 per year payable quarterly.

The Board has discretion to grant options to non-employee directors from time to time under the Company’s 2001 Stock Plan, but the Board has never exercised that right. Each non-employee director who joins the Board will receive a non-discretionary, automatic grant of options to purchase 30,000 shares of our Common Stock upon joining the Board. In addition, each of our non-employee directors will receive yearly non-discretionary automatic grants of options to purchase 5,000 shares of our common stock, pursuant to our 2001 Stock Plan. If Dr. Lord is elected during the 2003 Annual Meeting, the Board will grant him a non-discretionary option to purchase 30,000 shares of Common Stock at a per share price equal to the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on May 8, 2003 in connection with Dr. Lord becoming a member of the Board. The shares under this option vest ratably on a yearly basis over three years, subject to continued service as a member of the Board. At the conclusion of the 2003 Annual Meeting, Messrs. Dammeyer, McNamara, Momsen and Thompson and Dr. Jaffe will be granted non-discretionary options to purchase 5,000 shares of Common Stock at a per share price equal to the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on May 8, 2003 in connection with their continued service as members of the Board. The shares under these options vest on the one-year anniversary of the date of grant, subject to continued service as a member of the Board.

Required Vote

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

The audit committee has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since inception in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s amended and restated bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of holders of a majority of the Common Stock represented and voting at the Annual Meeting is required for the ratification of the appointment of PricewaterouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

FEES FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

For the fiscal year ended December 31, 2002, the aggregate fees for professional services from PricewaterhouseCoopers LLP, the Company’s independent accountants, are set forth below.

2002 Audit Fees	$167,700
All Other 2002 Fees	$110,312

The audit committee considered and determined that the accountant’s provision of non-audit services is compatible with the accountant’s independence. All Other Fees includes approximately $89,000 for work related to tax issues, $16,562 for tax and accounting services relating to the Company’s branch office in Switzerland and $4,750 for professional services performed in connection with the Company’s S-8 and S-8/S-3 Registration Statements.

BOARD AUDIT COMMITTEE REPORT

The audit committee of the Board, currently consists of Messrs. Dammeyer (Chairman) and Thompson and Dr. Jaffe, all of whom are independent as that term is defined in the Nasdaq listing standards and Section 301 of the Sarbanes Oxley Act of 2002. The audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal controls, auditing and financial reporting practices of the Company. The Company’s management is responsible for preparing the Company’s consolidated financial statements and the independent auditors are responsible for auditing those financial statements. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The audit committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002 with the Company’s management. The audit committee also discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the auditor’s responsibilities, any significant issues arising during the audit, and other matters required to be discussed by Statements on Auditing Standards No. 61 (communication with Audit Committees), as amended. The audit committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors’ independence. Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2002 and that PricewaterhouseCoopers LLP be appointed independent auditors for the Company for 2003.

SUBMITTED BY THE AUDIT COMMITTEE:

Rod F. Dammeyer

Ross A. Jaffe, M.D.

Richard P. Thompson

MANAGEMENT

Our executive officers and other key employees and their ages as of March 1, 2003, are as follows:

Name	Age	Position
W. Mark Lortz	51	Chairman of the Board, Chief Executive Officer and President
Charles T. Liamos	43	Chief Operating Officer and Chief Financial Officer
Tae Andrews	40	Vice President of Marketing and Worldwide Branding
Arthur A. Autorino	56	Vice President of Operations
W. Patrick Bengtsson	46	Vice President of Intellectual Property
Robert D. Brownell	41	Vice President, General Counsel and Secretary
Eve A. Conner, Ph.D.	57	Vice President of Quality Assurance and Regulatory Affairs
Shawna P. Gvazdauskas	47	Vice President of Sales
Timothy T. Goodnow, Ph.D.	41	Vice President of Research and Development
Adam Heller, Ph.D.	70	Chief Scientific Advisor
Lawrence W. Huffman	58	Vice President of International Business Development
Holly D. Kulp	45	Vice President of Professional Relations and Customer Services
Mark C. Tatro	40	Vice President of Finance
Nan T. Watanabe, Ph.D.	47	Vice President of Human Resources

For a biographical summary of W. Mark Lortz and Charles T. Liamos, see “Election of Directors.”

Tae Andrews has served as the Company’s Vice President of Marketing and Worldwide Branding since May 2002 and as the Company’s Vice President of Marketing and Sales from May 1999 to May 2002. From January 1997 to May 1999, Mr. Andrews was the Vice President of Marketing for Enamelon, Inc., a start-up oral care technology company. From July 1994 to January 1997, Mr. Andrews was a Senior Product Manager for Kraft Foods, a consumer packaged foods company. Mr. Andrews holds an M.B.A. from Columbia University and a B.S. in Engineering and Political Science from the United States Naval Academy.

Arthur A. Autorino has served as the Company’s Vice President of Operations since June 2002. From October 2001 to May 2002, Mr. Autorino was retired. From October 2000 to September 2001, Mr. Autorino was Vice President, China Operations & Chief Representative Shanghai Office at Murray, Inc., a manufacturer and marketer of outdoor power equipment and recreational vehicles. From May 1997 to September 2001, Mr. Autorino was Vice President of the West Tennessee Division of Murray, Inc. Mr. Autorino has also served in various executive positions at General Electric and Smith & Wesson. Mr. Autorino holds a Master’s in Industrial Administration from Union College and a B.S. in Aerospace Engineering from the University of Virginia.

W. Patrick Bengtsson has served as the Company’s Vice President of Intellectual Property since January 2001. From August 1998 to January 2001, Mr. Bengtsson was a partner at Pillsbury Winthrop LLP, an international law firm, where he headed the San Francisco patent practice and was co-chairman of the national intellectual property practice. From January 1992 to August 1998, Mr. Bengtsson was a partner at Limbach & Limbach L.L.P., a law firm that specialized in the practice of intellectual property law. Mr. Bengtsson holds a J.D., cum laude, from the University of San Diego School of Law and a B.S. in Chemical Engineering from the University of California, Berkeley. Mr. Bengtsson is a registered patent attorney.

Robert D. Brownell has served as the Company’s Vice President and General Counsel since March 2001 and Secretary since June 2001. From June 2001 to December 2001, Mr. Brownell served as the Company’s Vice President of Human Resources. From February 1996 to April 2000, Mr. Brownell was a member of Wilson Sonsini Goodrich & Rosati, P.C., a leading technology law firm. Prior to becoming a member, Mr. Brownell was an associate at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Brownell holds a J.D. from the University of California, Los Angeles and a B.A. in Jurisprudence and Social Policy from the University of California, Berkeley.

Eve A. Conner, Ph.D. has served as the Company’s Vice President of Quality Assurance and Regulatory Affairs since January 1999. From June 1996 to December 1998 she served as Vice President, Clinical/Regulatory Affairs and Quality Assurance for Somnus Medical Technologies, Inc., a manufacturer of electrosurgical devices. From October 1991 to June 1996, Dr. Conner was Vice President, Regulatory/Clinical Affairs and Quality Assurance for Baxter Healthcare’s Novacor Division, a manufacturer of implantable heart assist devices.

Dr. Conner holds a Ph.D. in Pharmacology from the University of Minnesota and a B.A. in Biology from Keuka College.

Shawna P. Gvazdauskas has served as the Company’s Vice President of Sales since May 2002. From August 2001 to May 2002, she served as National Sales Director for Ortho Neutrogena, a Division of Neutrogena Corporation, a Johnson & Johnson company that manufactures and sells over-the-counter and prescription skin and hair care products. From June 1998 to August 2001, Ms. Gvazdauskas was Director of Professional Sales at Neutrogena Corporation. Ms. Gvazdauskas has also held sales and sales management positions at Neutrogena Corporation, Colgate Oral Pharmaceuticals, MediSense, Inc., Syntex Laboratories and Pharmacia Opthalmics Ms. Gvazdauskas holds a B.S. in Biology from Worcester State College.

Timothy T. Goodnow, Ph.D. has served as the Company’s Vice President of Research and Development since November 2000. From June 1999 to October 2000, Dr. Goodnow held the position of Vice President of Research and Development for Verax Biomedical Incorporated, a blood safety start-up company. From July 1998 to June 1999, Dr. Goodnow served in the capacity of Vice President of Research and Development for ZymeQuest, Inc., a start-up company specializing in the development of enzymic blood conversion processing systems for use in blood transfusion medicine. From January 1983 to July 1998, he served in various positions of increasing responsibility, including Vice President of Research and Development for Baxter Healthcare/Dade Behring, a global corporation providing products and support services to clinical laboratories. Dr. Goodnow holds a B.S. and Ph.D. in Chemistry from the University of Miami.

Adam Heller, Ph.D. co-founded the Company with Ephraim Heller in December 1996 and has served as the Company’s Chief Scientific Advisor since the founding. Since August 1988, Dr. Heller has been the Ernest Cockrell, Sr. Chair in Engineering at the University of Texas at Austin. He is a Member of the National Academy of Engineering of the United States of America. Dr. Heller was awarded an honorary doctorate by Sweden’s Uppsala University and awards from the American Chemical Society, the Royal Society of Chemistry (U.K.) and The Electrochemical Society. Dr. Heller has a Ph.D. in Chemistry, and an M.Sc. in Chemistry and Physics from the Hebrew University in Jerusalem. He did postdoctoral research at the University of California, Berkeley and at Bell Laboratories, a research and development organization.

Lawrence W. Huffman has served as the Company’s Vice President of International Business Development since December 2000. From March 1995 to December 2000, Mr. Huffman held various positions at MediSense Inc., a glucose monitoring company, and following its acquisition of MediSense, at Abbott Laboratories, a diversified health care company, including Vice President of International Sales and Marketing and Vice President of Business Development. Mr. Huffman holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.S. in Economics from the University of Pennsylvania.

Holly D. Kulp has served as the Company’s Vice President of Professional Relations and Customer Service since January 1999. From October 1986 to December 1998, she held numerous positions at LifeScan, Inc., including the position of Vice President of Quality Assurance, Regulatory Affairs and Legal from April 1994 through December 1998. Ms. Kulp holds a M.Ed. in Medical Education from Vanderbilt University and a B.S. in Dietetics and Distributed Sciences from David Lipscomb University.

Mark C. Tatro has served as the Company’s Vice President of Finance since December 2001 and as the Company’s Corporate Controller from June 2000 to December 2001. From September 1996 to June 2000, Mr. Tatro was Vice President of Finance for Gatan Inc., a scientific equipment manufacturing company. Mr. Tatro holds a B.S. in Accounting from Florida State University.

Nan T. Watanabe, Ph.D. has served as the Company’s Vice President of Human Resources since January 2002. Prior to that, in June 1999 she founded and is the principal of Z Dimensions, a human resources consulting services firm. Through Z Dimensions, Dr. Watanabe provided organizational development consulting services to the Company from May 2001 through December 2001. From September 1996 to August 1999, Dr. Watanabe was the Director of Organizational Development at International Network Services, an enterprise networking services and solutions company. Dr. Watanabe holds a B. Mus. Ed. in Music Education from Lawrence University and a M.S. in Music Education and a Ph.D. in Instructional Technology from the University of Illinois.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2003, by:

•	each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock;

•	each of the Company’s directors and director nominees;

•	the Company’s Chief Executive Officer and next four highest compensated executive officers for whom information is given in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”); and

•	all directors, director nominees and executive officers as a group.

Percentage of beneficial ownership is based on 40,867,629 shares of Common Stock outstanding as of March 1, 2003.

Except as otherwise noted, the address of each person listed in the table is c/o TheraSense, Inc., 1360 South Loop Road, Alameda, CA 94502, and, unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	No. of Shares(1)	No. of Options(1)	Percent
Five Percent Stockholders
InterWest Partners(2)	4,957,381	—	12.13%
Wellington Management Company, LLP(3)	4,024,513	—	9.85%
Delphi Ventures(4)	3,302,941	—	8.08%
Brentwood Venture Capital(5)	2,440,883	—	5.97%
Directors, Director Nominees and Named Executive Officers
W. Mark Lortz(6)	590,143	612,746	2.90%
Charles T. Liamos	157,505	138,161	*
W. Patrick Bengtsson	5,513	83,967	*
Timothy T. Goodnow, Ph.D.	2,550	133,499	*
Lawrence W. Huffman	442	95,081	*
Mark J. Gainor(7)	1,024,800	30,833	2.58%
Ross A. Jaffe, M.D.(5)	2,440,883	30,833	6.04%
Jonathan T. Lord, M.D.	—	—	*
Michael M. McNamara	43,344	30,833	*
Robert R. Momsen(8)	3,566,550	30,833	8.80%
Richard P. Thompson	31,200	30,833	*
Rod F. Dammeyer(9)	205,150	10,000	*
All directors, director nominees and all executive officers as a group (20 people)	16,914,012	1,720,936	43.76%

*	Less than one percent.

(1)

This table is based on information supplied by directors, director nominees, all executive officers (including the Named Executive Officers) and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2003 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(2)	The InterWest Partners shares include 100,306 shares held by InterWest Partners V, L.P., 3,237,103 shares held by InterWest Partners VI, L.P., 1,449,082 shares held by InterWest Partners VII, L.P., 101,494 shares held by InterWest Investors, VI, L.P., and 69,396 shares purchased by InterWest Investors, VII, L.P. InterWest Partners VII, L.P. and InterWest Investors VII, L.P. are managed by InterWest Management Partners VII, LLC. InterWest Management Partners VII, LLC has sole voting and investment control over shares owned by InterWest Partners VII and InterWest Investors VII. The managing directors of InterWest Management Partners VII, LLC are Harvey B. Cash, Alan W. Crites, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Thomas L. Rosch and Arnold L. Oronsky. Stephen C. Bowsher is a venture member. Managing Directors and Venture members share voting and investment control. InterWest Management Partners VI, LLC has sole voting and investment control over the shares held by InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Managing Directors are Harvey B. Cash, Alan W. Crites, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Robert R. Momsen (one of the Company’s directors) and Arnold L. Oronsky. The sole Venture Member is Gilbert H. Kliman. Managing Directors and Venture Members share voting and investment control. InterWest Management Partners V, L.P. has sole voting and investment control over shares owned by InterWest Partners V, L.P. The general partners of InterWest Management Partners V, L.P. are Alan W. Crites, Philip T. Gianos, Wallace R. Hauley, W. Scott Hedrick, W. Stephen Holmes, Robert R. Momsen (one of the Company’s directors) and Arnold L. Oronsky. The address of InterWest Partners is 2710 Sand Hill Road, 2nd Floor, Menlo Park, California 94025.

(3)	Wellington Management Company, LLP’s address is 7 State Street, Boston, MA 02109.

(4)	The Delphi Ventures shares include 2,389,336 shares purchased by Delphi Ventures III, L.P., 853,002 shares purchased by Delphi Ventures IV, L.P., 43,017 shares purchased by Delphi BioInvestments III, L.P. and 17,586 shares purchased by Delphi BioInvestments IV, L.P. The managing members of Delphi Management Partners III, L.L.C., which is the general partner of Delphi Ventures III, L.P. and Delphi BioInvestments III, L.P., disclaim beneficial ownership except to the extent of their pecuniary interest therein. The managing members of Delphi Management Partners III, L.L.C, all of whom share voting and dispositive power over these shares, are James J. Bochnowski, David L. Douglass and Donald J. Lothrop. The managing members of Delphi Management Partners IV, L.L.C., which is the general partner of Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P., disclaim beneficial ownership except to the extent of their pecuniary interest therein. The managing members of Delphi Management Partners IV, L.L.C, all of whom share voting and dispositive power over these shares, are James J. Bochnowski, David L. Douglass and Donald J. Lothrop. The address of Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, California 94025.

(5)	The Brentwood Venture Capital shares include 2,295,247 shares purchased by Brentwood Associates VIII, L.P. and 145,636 shares purchased by Brentwood Affiliates Fund II, L.P. Brentwood VIII Ventures LLC, the general partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P., has sole voting and dispositive power over these shares. The managing members of Brentwood VIII Ventures LLC, Dr. Ross A. Jaffe (one of the Company’s directors), Brian G. Atwood, Jeffrey C. Brody, G. Bradford Jones, William J. Link and John L. Walecka, share voting and investment control over the shares held by these funds, but none of them individually possesses voting or dispositive power over the shares. The managing members disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests therein. The address of each of the Brentwood entities referred to herein is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, California 90025.

(6)	Includes 587,490 shares held by the W. Mark Lortz And Patrice Rae Lortz, Co-Trustees or Successor Trustee, of the W. Mark Lortz and Patrice Rae Lortz Revocable Living Trust, under Agreement Dated February 10, 1999, as community property.

(7)	Includes 950,000 shares owned by MJG Partners, L.P., of which Mr. Gainor is president. Mr. Gainor disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of MJG Partners, L.P. is 40301 Fisher Island Drive, Fisher Island, Florida 33109.

(8)	Includes shares purchased by InterWest Partners, as follows: 100,306 shares held by InterWest Partners V, L.P., 3,237,103 shares held by InterWest Partners VI, L.P., and 101,494 shares held by InterWest Investors VI, L.P. Mr. Momsen is a general partner of InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P., and a limited partner of InterWest Investors VI, L.P. Mr. Momsen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9)	Includes 102,575 shares purchased by the DRD Family Partnership, L.P. Mr. Dammeyer is the general partner of the DRD Family Partnership, L.P. Mr. Dammeyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information about the Company’s equity compensation plans as of December 31, 2002 that have been approved by the Company’s stockholders. The Company does not have any equity compensation plans that have not been approved by its stockholders.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
1997 Stock Plan	4,256,859	$ 5.2521	—
2001 Stock Plan	3,079,490	$18.4375	4,398,980
Total	7,336,349	$10.7868	4,398,980

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning the compensation received for services rendered to the Company during the fiscal years ended December 31, 2002, 2001 and 2000 by each of the Named Executive Officers as of December 31, 2002.

Summary Compensation Table

						Long Term Compensation
Name and Principal Position	Year	Annual Compensation				Securities Underlying Options(4)	Compensation
		Salary		Bonus
W. Mark Lortz	2000	$250,000		$25,000	(1)	525,000	$10,590	(5)
Chief Executive Officer and President	2001	$265,465		$159,250	(2)	350,000	$10,590	(5)
	2002	$353,173		$43,700	(3)	150,000	$16,000	(5)
Charles T. Liamos	2000	$159,999		—		110,500	—
Chief Operating Officer and Chief	2001	$189,616		$75,000	(2)	127,400	—
Financial Officer	2002	$254,615		$20,000	(3)	40,000	—
W. Patrick Bengtsson(6)	2000	—		—		150,000	—
Vice President of Intellectual Property	2001	$191,539		$59,000	(2)	45,000	—
	2002	$224,038		$22,000	(3)	12,000	—
Timothy T. Goodnow, Ph.D.	2000	$44,125	(7)	—		180,000	—
Vice President of Research and Development	2001	$201,924		$59,777	(2)	43,800	$45,023	(9)
	2002	$233,654		$15,000	(3)	8,000	$59,982	(9)
Lawrence W. Huffman	2000	$22,179	(8)	—		150,000	—
Vice President of International Business	2001	$194,924		$65,000	(2)	50,000	—
Development	2002	$225,149		$17,000	(3)	10,000	—

(1)	Represents a bonus earned in 2000 but paid in 2001.

(2)	Represents a bonus earned in 2001 but paid in 2002.

(3)	Represents a bonus earned in 2002 but paid in 2003.

(4)	On February 25, 2003, the Company’s compensation committee granted the following options to purchase shares of the Company’s common stock to the Named Executive Officers: W. Mark Lortz, President, Chief Executive Officer and Chairman of the Board, was granted an option to purchase 27,750 shares; Charles T. Liamos, Chief Operating Officer and Chief Financial Officer, was granted an option to purchase 13,000 shares; W. Patrick Bengtsson, Vice President of Intellectual Property, was granted an option to purchase 12,000 shares; Timothy T. Goodnow, Ph.D., Vice President of Research and Development, was granted an option to purchase 14,000 shares; and Lawrence W. Huffman, Vice President of International Business Development, was granted an option to purchase 10,500 shares. Each option has an exercise price of $7.09 per share and vests at a rate 1/48th per month over a four-year period, commencing January 1, 2003.

(5)	Consists of life insurance premium payments by the Company on behalf of Mr. Lortz.

(6)	Mr. Bengtsson accepted his employment offer with the Company in December 2000, and his employment with the Company commenced in January 2001.

(7)	Mr. Goodnow’s employment with the Company commenced in November 2000.

(8)	Mr. Huffman’s employment with the Company commenced in December 2000.

(9)	Consists of housing assistance payments made to Mr. Goodnow.

Option Grants in Last Fiscal Year

The following table provides summary information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2002. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not reflect management’s projections of future performance of the Company’s stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employes in Fiscal Year(2)	Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
					5%	10%
W. Mark Lortz	150,000	6.55%	$20.49	January 29, 2012	$2,829,334.04	$7,170,087.95
Charles T. Liamos	20,000	0.87%	$20.49	January 29, 2012	$257,721.01	$653,115.66
	20,000	0.87%	$9.80	December 13, 2012	$123,263.35	$312,373.53
W. Patrick Bengtsson	12,000	0.52%	$20.49	January 29, 2012	$154,632.61	$391,869.40
Timothy T. Goodnow, Ph.D.	8,000	0.35%	$20.49	January 29, 2012	$103,088.41	$261,246.26
Lawrence W. Huffman	10,000	0.44%	$20.49	January 29, 2012	$128,860.51	$326,557.83

(1)	Options were granted under the Company’s 2001 Stock Plan. The shares vest over 48 months from the date of grant.

(2)	Based on an aggregate of 2,290,596 options granted by the Company during the fiscal year ended December 31, 2002 to employees, directors of and consultants to the Company, including the Named Executive Officers.

(3)	The exercise price per share of each option was equal to the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on the trading day immediately prior to the date of grant by the Board.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year 2002 and Fiscal Year-End Option Values

The following table provides summary information concerning stock option exercises by the Named Executive Officers and the shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2002. The value of unexercised in-the-money options is calculated based on the difference between the exercise price of the option and $8.350, the fair market value of the Common Stock at December 31, 2002.

Name	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable		Unexercisable
W. Mark Lortz	—	—	515,975	509,025	$1,860,422.30	(2)	$773,327.70	(3)
Charles T. Liamos	—	—	113,403	164,497	$332,762.45	(4)	$167,912.55	(5)
W. Patrick Bengtsson	26,782	$396,454.20	62,093	118,125	$151,061.55	(6)	$261,718.75	(7)
Timothy T. Goodnow, Ph.D.	—	—	109,267	122,533	$314,062.50	(8)	$288,937.50	(9)
Lawrence W. Huffman	16,000	$219,598.40	76,708	117,292	$197,650.00	(10)	$251,250.00	(11)

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Excludes 148,957 exercisable stock options with exercise prices greater than $8.350 per share.

(3)	Excludes 351,033 unexercisable stock options with exercise prices greater than $8.350 per share.

(4)	Excludes 41,216 exercisable stock options with exercise prices greater than $8.350 per share.

(5)	Excludes 126,184 unexercisable stock options with exercise prices greater than $8.350 per share.

(6)	Excludes 17,000 exercisable stock options with exercise prices greater than $8.350 per share.

(7)	Excludes 40,000 unexercisable stock options with exercise prices greater than $8.350 per share.

(8)	Excludes 15,517 exercisable stock options with exercise prices greater than $8.350 per share.

(9)	Excludes 36,283 unexercisable stock options with exercise prices greater than $8.350 per share.

(10)	Excludes 17,708 exercisable stock options with exercise prices greater than $8.350 per share.

(11)	Excludes 42,292 unexercisable stock options with exercise prices greater than $8.350 per share.

Code of Business Conduct and Ethics

In accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics was adopted by the Company’s Board of Directors in February 2003 and is applicable to all of the Company’s employees. The Code of Business Conduct and Ethics summarizes standards of conduct that are intended to guide the conduct of each Company employee. Covered categories of conduct include conflicts of interest relating to employment, business activities and related-party relationships, corporate opportunities, records management, quality of public disclosures, protection and proper use of Company assets, fair dealing, industrial espionage, gifts and payments, compliance with laws and reporting of violations of and accountability for adherence to the Code of Business Conduct and Ethics.

Change of Control and Severance Agreements

The Company has agreements with each of its executive officers that contain provisions that will be triggered in the event of a change of control. Upon a change of control, the Company’s executive officers will receive accelerated vesting on 75% of their then unvested shares and the remaining unvested shares will vest in the event their employment relationship is terminated under certain circumstances thereafter. In addition, Mr. Lortz is entitled to receive a severance payment equal to six months of his then current salary in the event he is terminated without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the Board currently consists of Dr. Jaffe (Chairman) and Mr. Momsen, both of whom are independent as that term is defined in the Nasdaq listing standards and Section 301 of the Sarbanes Oxley Act of 2002. The compensation committee reviews and recommends to the Board the compensation and benefits of all executive officers and Board members of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The following is the report of the compensation committee describing compensation policies and reasons therefore applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2002. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

Compensation Philosophy and Review

The Company’s executive compensation program is designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive medical device industry. Executive compensation currently consists of a base salary, long-term equity incentives, annual incentive plans and other compensation and benefit programs generally available to other employees.

The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the compensation committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

Base Salaries

Base salary levels for the Chief Executive Officer and other executive officers are intended to compensate executives competitively within the medical device industry. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The compensation committee reviews base salaries for executives annually.

Long-Term Equity Incentives

The Company provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market on the date of grant and have a ten-year term provided that the optionee is still employed by the Company. For the initial stock option grant to an executive officer, the stock option generally vests 25% after the first year of employment with the Company and monthly thereafter for the following 36 months. For subsequent stock option grants to an executive officer, the stock option generally vests in installments over 48 months from the date of grant. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company’s Common Stock, this portion of the executives’ compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the executive’s current contribution to the

Company’s performance, the executive officer’s anticipated contribution in meeting the Company’s long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other medical device and technology companies. The compensation committee also reviews stock option levels upon the promotion of employees to the executive officer level.

Annual Incentive Plans

The Company provides for annual cash bonuses and annual grants of long-term equity incentives. These annual incentives are available to executive officers and all other employees, and are intended to provide a direct link between employee compensation and the achievement of corporate and individual objectives. An additional objective of the annual incentives is to make significant distinctions between the Company’s top performers and others. Each individual’s target bonus for cash and stock is based on a percentage of base salary and initial stock option grant, respectively. At the beginning of each year the Company sets certain corporate goals including financial performance goals. In addition, each employee has individual goals to support the achievement of the corporate goals. At the end of the year, performance of the Company against the corporate goals is assessed and this determines the total available cash and stock option pools, if any. Individual bonuses from these two pools are determined based on the achievement of individual goals and any additional contributions toward achieving the corporate goals. Assuming the Company meets its objectives: top performers can receive amounts in excess of their target bonus; average performers may receive less than their target bonus; and some employees may not receive a bonus. At the end of 2002 the compensation committee assessed the Company’s performance against its goals for the year and recommended to the full Board the distribution of 25% of the targeted cash and stock option pools. The Board authorized this distribution and in February 2003 the Chief Executive Officer was granted a 27,750 share stock option and a $43,700 cash bonus. The other Named Executive Officers received cash bonuses in the total amount of $74,000 and stock options exercisable for a total of 49,500 shares. These options vest monthly over 48 months from January 1, 2003.

Other Compensation

The Company’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company’s Employee Stock Purchase Plan. Mr. Lortz has a life insurance policy, the beneficiary of which is of his choosing. The Company pays Mr. Lortz’s life insurance premium on his behalf. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Compensation for Chief Executive Officer

W. Mark Lortz is President, Chief Executive Officer and Chairman of the Board. The compensation committee reviews Mr. Lortz’s compensation annually using the same criteria and policies as are employed for other executive officers. Mr. Lortz received an increase in base salary from $265,465 for 2001 to $350,000 for 2002. The compensation committee based this increase on a variety of factors including the increasing scope and responsibility of the Chief Executive Officer’s position, and comparisons of chief executive officer compensation levels for companies of similar size and maturity. In January 2003 Mr. Lortz received an increase in base salary to $367,000 for 2003 in recognition of the Company’s continued strong performance under his leadership. As described above, Mr. Lortz received a cash bonus of $43,700 and a stock option for 27,750 shares, in recognition of his contributions in leading the Company to its achievements in the 2002 fiscal year, including launch of the FreeStyle Tracker diabetes management system, commencing pivotal clinical trials for the Company’s continuous glucose monitoring product and a significant increase in sales of the FreeStyle blood glucose monitoring system.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Ross A. Jaffe, M.D.

Robert R. Momsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Board or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

RELATED-PARTY TRANSACTIONS

Loans to Directors and Executive Officers

In December 1997 and March 1999, the Company loaned an aggregate of $135,145 to W. Mark Lortz, the Company’s President, Chief Executive Officer and Chairman of the Board, in connection with his purchase of an aggregate of 592,490 shares of restricted Common Stock. The loans were made pursuant to two full-recourse promissory notes in the amounts of $62,650 and $72,495. The notes do not bear interest and are secured by the shares of Common Stock purchased. Mr. Lortz paid off the $62,650 note in 2002. Mr. Lortz paid off the $72,495 note in 2003.

In July 1998, March 1999 and September 1999, the Company loaned an aggregate of $93,938 to Charles T. Liamos, the Company’s Chief Operating Officer and Chief Financial Officer, in connection with the purchase of an aggregate of 180,375 shares of the Company’s restricted Common Stock. The loans were made pursuant to three full-recourse promissory notes in the amounts of $17,500, $15,188 and $61,250. The notes do not bear interest and are secured by the shares of Common Stock purchased. Mr. Liamos paid off all of these notes in 2002.

Agreement with Flextronics

In November 1999, the Company entered into an agreement with Flextronics International related to the manufacturing of the Company’s FreeStyle meter. Flextronics is exclusively responsible for building the FreeStyle meter and the FreeStyle Tracker module and assembling the FreeStyle System kits and the FreeStyle Tracker System kits. The Company’s contract with Flextronics expires in November 2004, and is renewable annually thereafter. This agreement may be terminated by either party upon one year’s prior written notice. During 2002, the Company purchased $66,372,222 under this agreement. In addition, $4,379,375 is included in accounts payable as of December 31, 2002, and $1,603,777 is included in accrued liabilities as of December 31, 2002, relating to this agreement. As of December 31, 2002, Flextronics owed the Company $2,500,757 for raw materials purchased. Michael McNamara, a member of the Board, is President of Americas Operations of Flextronics.

Indemnification Agreements of Officers and Directors

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, the Company has entered into indemnification agreements with each of its directors and officers.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Standard and Poor’s Mid Cap 400 Health Care Index. The graph assumes the investment of $100 on October 12, 2001, the date of the Company’s initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $19.00 per share of the Company’s Common Stock. The performance shown is not necessarily indicative of future performance. The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received by the Company no later than January 12, 2004 to be included in the proxy statement and form of proxy relating to that meeting. The proposal notice must be in accordance with the requirements set forth in Section 2.2 of the Company’s amended and restated bylaws. Please send any such proposals to TheraSense, Inc., 1360 South Loop Road, Alameda, California 94502, Attn: Investor Relations, with a copy to the attention of the Company’s General Counsel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2002, all reporting persons complied with Section 16(a) filing requirements.

OTHER MATTERS

The Board knows of no other business that will be presented to the 2003 Annual Meeting. If any other business is properly brought before the 2003 Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Robert D. Brownell

Vice President, General Counsel and Secretary

March 27, 2003

Alameda, California

APPENDIX A

TheraSense, Inc.

Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board of Directors of the Company to assist in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor and (iv) the performance of the Company’s internal audit function and independent auditor.

While the Audit Committee has the authority and responsibilities set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with GAAP. This is the responsibility of management and the independent auditor.

The Audit Committee will undertake the specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership

The Audit Committee shall consist of at least three members. All members of the Audit Committee shall meet the independence and experience requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and the New York Stock Exchange. The Nominating and Corporate Governance Committee of the Company shall recommend Audit Committee members for appointment by the Board. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Board shall also designate the Chair of the Audit Committee.

Authority and Responsibilities

The Audit Committee is authorized to undertake, and has responsibility for, the following matters:

Independent Auditor

•	The sole authority to retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to stockholder ratification), including sole authority to: (i) approve all audit engagement fees and terms; and (ii) pre-approve all permissible non-audit engagements with the independent auditors.

•	Making an annual recommendation regarding the hiring of independent auditors to the Board.

•	Reviewing the scope and general extent of the independent auditor’s annual audit.

•	Evaluating the independent auditor’s qualifications, performance and independence.

•	As part of this evaluation, the independent auditor will deliver to the Audit Committee, at least annually, a written statement describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1.

•	Reviewing and approving any hiring of employees or former employees of the independent auditor who were previously engaged on the Company’s account.

Internal Auditors

•	Reviewing the performance and retention or replacement of the senior internal auditing executive.

•	Reviewing any significant reports to management prepared by the internal auditors and management’s responses thereto.

Company Financial Statements and Disclosure

•	Reviewing with management, the internal auditors and the independent auditor:

•	the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations”;

•	major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements;

•	any analyses prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and

•	earnings press releases and earnings guidance with particular attention to any use of “pro forma”, or “adjusted” non-GAAP, information.

•	Reviewing with the independent auditor those matters required by Statement on Auditing Standards No. 61, in particular, the following matters:

•	any restrictions on the scope of the independent auditor’s activities and access to requested information;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise disregarded);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company; and

•	any significant disagreements between the Company’s management and the independent auditor.

•	Preparing the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Risk Management and Compliance Matters

•	Reviewing Company policies relating to risk assessment and risk management.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Periodically reviewing and assessing the adequacy of this charter.

Miscellaneous

The Audit Committee shall meet as often as it determines is appropriate to carry out the purposes set forth in this charter, but not less frequently than quarterly. Each Audit Committee meeting shall include a separate session without management present. In addition the Audit Committee will meet separately with each of management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor as it deems appropriate in order to carry out its responsibilities.

The Audit Committee shall review with the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, compliance by the Company with legal or regulatory requirements, the independence and performance of the independent auditor and the performance of the Company’s internal audit function.

The Audit Committee is authorized to retain legal, accounting or other consultants to advise the Committee and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Proxy – TheraSense, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2003 ANNUAL MEETING OF STOCKHOLDERS – MAY 9, 2003

The Undersigned stockholder(s) of TheraSense, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement, and hereby appoints W. Mark Lortz, Charles T. Liamos and Robert D. Brownwell, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of TheraSense, Inc. to be held May 9, 2003, at 2:00 p.m., Pacific Time, at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE, IN THEIR DISCRETION, PROVIDED, THAT THEY WILL NOT VOTE IN THE ELECTION OF DIRECTORS FOR PERSONS FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TheraSense, Inc. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
[GRAPHIC OF BAR CODE]
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—Ross A. Jaffe, M.D.

02—Jonathan T. Lord, M.D.

03—W. Mark Lortz

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as TheraSense’s independent auditors for the year ending December 31, 2003.

In their direction, upon other matters which may properly come before the meeting or any adjournment or adjournments thereof.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officer’s title. If the signer is a partnership, please sign in the partnership name by an authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
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1UPX        HHH        PPPP        001619